EXHIBIT 21

REGIONS FINANCIAL CORPORATION
SUBSIDIARIES AT DECEMBER 31, 2015

1.	A-F Leasing, Ltd. (2)

2.	A.I. Group, Inc. (The) (7)

3.	Aqua Holdings I, LLC (31.58%) (6)

4.	BAP Advisors LLC (11)

5.	BlackArch Partners LLC (11)

6.	BlackArch Securities LLC (11)

7.	CPMOB Holdings, LLC (2)

8.	FMLS, Inc. (8)

9.	LMIW Acquisition Management, LLC (6) (fka Regions Acquisition Management, LLC)

10.	LMIW I, LLC (6)

11.	LMIW IV, LLC (6)

12.	LMIW VI, LLC (2)

13.	LMIW VII, LLC (2)

14.	LMIW IX, LLC (fka Crestmoor Two, LLC) (5)

15.	LSEP 8765 One Sixty Fifth, LLC (6)

16.	MCB Life Insurance Company (8)

17.	Provence Place, LP (7)

18.	RB Affordable Housing, Inc. (2)

19.	RB Affordable Housing (Arkansas River) GP, LLC (4)

20.	RB Affordable Housing (Arrington II) GP, LLC (4)

21.	RB ARM 2007 GP, LLC (2)

22.	RB Crestmoor AL Three GP, LLC (2)

23.	RB Greenwood SC Six GP, LLC (2)

24.	RB Thunder Ridge GP Upper Tier, LLC (2)

25.	RFC Financial Services Holding LLC (5)

26.	Regions Agency, Inc. (2)

27.	Regions Bank (1)

28.	Regions Business Capital Corporation (5)

29.	Regions Capital Advantage, Inc. (fka UPB Investment, Inc.) (8)

30.	Regions Commercial Equipment Finance, LLC (fka A-F Leasing, LLC) (2)

31.	Regions Equipment Finance Corporation (2)

32.	Regions Equipment Finance, Ltd. (2)

33.	Regions Insurance Agency of Arkansas, Inc. (4)

34.	Regions Insurance Group, Inc. (8)

35.	Regions Insurance Services, Inc. (8)

36.	Regions Insurance, Inc. (4)

37.	Regions Investment Management, Inc. (fka Morgan Asset Management, Inc.) (8)

38.	Regions Investment Services, Inc. (2)

39.	Regions Life Insurance Company (3)

40.	Regions Provence Place, LLC (2)

41.	Regions Reinsurance Corporation (9)

42.	Regions Securities LLC (5)

43.	Southeastern Legacy Insurance Company (fka First AmTenn Life Insurance Company) (3)

44.	Trilogy Risk Specialists, Inc. (fka RIG Risk Specialists, Inc.) (8)

45.	TRSA MM, LLC (10)

46.	Thunder Ridge Upper-Tier, LP (2)

47.	Upper-Tier Clearwater Apartments, LP (2)

48.	Upper-Tier Esplanade, LP (2)

EXHIBIT 21

Non-profit entities:

•	Regions Community Development Corporation (9)

•	Regions Financial Corporation Foundation (2)

•	Regions Foundation (9)

(1) Affiliate state bank chartered under the banking laws of Alabama.
(2) Incorporated under the laws of Alabama.
(3) Incorporated under the laws of Arizona.
(4) Incorporated under the laws of Arkansas.
(5) Incorporated under the laws of Delaware.
(6) Incorporated under the laws of Florida.
(7) Incorporated under the laws of Georgia.
(8) Incorporated under the laws of Tennessee.
(9) Incorporated under the laws of Vermont.
(10) Incorporated under the laws of Iowa.
(11) Organized under the laws of North Carolina.